UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 16, 2021

ENABLE MIDSTREAM PARTNERS, LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36413	72-1252419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 West Sheridan Avenue, Suite 1500

Oklahoma City, Oklahoma 72102

(Address of principal executive offices)

(405) 525-7788

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	ENBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On February 16, 2021, Enable Midstream Partners, LP (the “Partnership”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Energy Transfer LP, a Delaware limited partnership (“Energy Transfer”), Elk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“LP Merger Sub”), Elk GP Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Energy Transfer (“GP Merger Sub” and together with Merger Sub, the “Merger Subs”), Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), solely for the purposes of Section 2.1(a)(i) therein, LE GP, LLC, a Delaware limited liability company and sole general partner of Energy Transfer (“LE GP”), and, solely for purposes of Section 1.1(b)(i) therein, CenterPoint Energy, Inc., a Texas corporation (“CNP”). Pursuant to the Merger Agreement, and subject to the terms and conditions therein, (i) LP Merger Sub will merge with and into the Partnership (the “LP Merger”), with the Partnership surviving the LP Merger as a wholly owned subsidiary of Energy Transfer (the “Surviving Entity”), (ii) GP Merger Sub will merge with and into the General Partner (the “GP Merger” and, together with the LP Merger, the “Mergers”), with the General Partner surviving the GP Merger as a direct wholly owned subsidiary of Energy Transfer (the “GP Surviving Entity”) and (iii) CNP will contribute, assign, transfer, convey and deliver to Energy Transfer, and Energy Transfer will acquire, assume, accept and receive from CNP, all of CNP’s right, title and interest in each 10% Series A Fixed-to-Floating Non-Cumulative Redeemable Perpetual Preferred Unit representing a limited partner interest in the Partnership (the “Series A Preferred Units”) issued and outstanding at such time in exchange for 0.0265 newly issued Series G Preferred Units issued by Energy Transfer, which Series G Preferred Units shall be designated as 7.125% Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (the “Preferred Contribution”). On February 16, 2021, the board of directors of the General Partner, pursuant to the unanimous recommendation of the Conflicts Committee thereof, unanimously approved the Merger Agreement and the transactions contemplated thereby. On February 16, 2021, the board of directors of LE GP unanimously approved the Merger Agreement and the transactions contemplated thereby.

LP Merger

In connection with the LP Merger, at the Effective Time:

•

each common unit representing a limited partner interest in the Partnership (the “Partnership Common Units”) issued and outstanding immediately prior to the Effective Time (other than the Partnership Common Units held directly by Energy Transfer, Merger Sub or GP Merger Sub immediately prior to the Effective Time) will be converted into and will thereafter represent the right to receive 0.8595 (the “Exchange Ratio”) common units representing limited partner interests in Energy Transfer;

•	the Partnership Incentive Distribution Rights outstanding immediately prior to the Effective Time will be automatically cancelled and will cease to exist; and

•

the non-economic general partner interest in the Partnership will be unchanged and remain outstanding as a non-economic general partner interest in the GP Surviving Entity and the General Partner will continue as the general partner of the Surviving Entity.

GP Merger

In connection with the GP Merger, at the Effective Time:

•

all of the limited liability company interests of the General Partner issued and outstanding as of immediately prior to the Effective Time will be converted into and will thereafter represent the right to receive $10,000,000 in the aggregate, which will be allocated among the members of the General Partner in the amounts and to such accounts as designated in the Merger Agreement; and

•	Energy Transfer will be admitted as the sole member of the General Partner.

Treatment of Partnership Equity Awards

Each award of phantom units that corresponds to Partnership Common Units and vests solely based on the passage of time, whether vested or unvested, that is outstanding immediately prior to the Effective Time, will be assumed by Energy Transfer as of the Effective Time and converted into a restricted unit award (or, upon the election of seconded employees, the right to receive the cash equivalent thereof) on the same terms and conditions with respect to a number of common units representing limited partner interests in Energy Transfer (the “Energy Transfer Common Units”) equal to the product obtained by multiplying (x) the number of Partnership Common Units subject to such Partnership phantom unit award immediately prior to the Effective Time by (y) the Exchange Ratio, rounded up or down to the nearest whole Energy Transfer Common Unit. Each converted restricted unit award will otherwise be subject to the same terms and conditions (including as to vesting, distribution equivalent rights and issuance) as were applicable to the Partnership phantom unit award immediately prior to the Effective Time.

Each award of performance units that corresponds to Partnership Common Units that is outstanding and unvested as of the Effective Time, will, as of the Effective Time, be measured as to performance as of the Effective Time (or a date reasonably proximate thereto) as determined in good faith by the Compensation Committee of the board of directors of the General Partner and will be assumed by Energy Transfer and converted into restricted unit awards based on the higher of actual performance or target (“Earned Performance Unit”) (except with respect to awards of performance units granted in 2021 the number of Earned Performance Units shall be equal to the target number of units granted, regardless of performance), which shall have distribution equivalent rights and be eligible to vest solely based on continued service at the end of the performance period that was originally applicable thereto; provided, however, that the Earned Performance Units will vest upon a “qualifying termination” and, to the extent applicable, will incorporate the provisions related to termination due to “retirement,” as provided in the Partnership phantom unit awards. The number of Parent Common Units that are subject to such converted restricted unit awards will be equal to the number of Earned Performance Units with respect to the corresponding award of performance units, multiplied by the Exchange Ratio, rounded up or down to the nearest whole Energy Transfer Common Unit. Any performance units that correspond to Partnership Common Units that are not Earned Performance Units shall, upon the Effective Time, automatically be cancelled for no consideration.

Conditions to the Mergers

The completion of the Mergers is subject to various customary closing conditions, including, among other things, (i) the adoption of the Merger Agreement by holders of a majority of the outstanding Partnership Common Units, voting as a single class, entitled to vote thereon, (ii) absence of any court order or regulatory injunction prohibiting completion of the Mergers or the other transactions contemplated by the Merger Agreement, (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the effectiveness of the registration statement on Form S-4 (the “Form S-4”) that Energy Transfer is obligated to file with the Securities and Exchange Commission (“SEC”) in connection with the issuance of Energy Transfer Common Units in the LP Merger, (v) the authorization for listing of Energy Transfer Common Units to be issued in the LP Merger on the New York Stock Exchange, (vi) receipt of applicable tax opinions from each of Energy Transfer’s and the Partnership’s tax counsel, and (vii) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and compliance by each party with its covenants under the Merger Agreement in all material respects.

Termination Rights

The Merger Agreement contains certain termination rights for both the Partnership and Energy Transfer, including, among other things: (i) by mutual written consent of the Partnership and Energy Transfer; (ii) by the Partnership or Energy Transfer, if the LP Merger is not consummated on or prior to November 30, 2021, provided, however, that if all closing conditions (other than the conditions pertaining to the absence of court orders and regulatory injunctions and termination of regulatory waiting periods) are satisfied or are capable of being satisfied at such time, such date will automatically be extended to February 28, 2022; (iii) by the Partnership or Energy Transfer, if an injunction or other law is entered, enacted or becomes effective permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers; (iv) by the Partnership, if Energy Transfer, Merger Sub or GP Merger Sub breaches or fails to perform any of their representations, warranties, covenants or other agreements under the Merger Agreement, (v) by Energy Transfer, if the Partnership or the General Partner breaches or fails to perform any of its representations, warranties, covenants or other agreements under the Merger Agreement, and (vi) by Energy Transfer upon any willful breach by the Partnership or the General Partner of the non-solicitation covenant, which materially impedes, interferes with or hinders the consummation of the Mergers by the End Date (as defined in the Merger Agreement). If the Merger Agreement is terminated by Energy Transfer pursuant to clause (vi), then the Partnership will be required to pay Energy Transfer a termination fee of $97.5 million (the “Breakup Fee”). The Partnership will also be required to pay the Breakup Fee to Energy Transfer if Energy Transfer terminates the Merger Agreement pursuant to clause (iv) above, and (a) prior to such termination a third party has made an acquisition proposal, which shall have been publicly announced or disclosed to the General Partner or its affiliates and not have been withdrawn prior to such termination and (b) within 12 months after the date of such termination, the Partnership enters into a definitive agreement with respect to, or consummates, an acquisition proposal.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants for a transaction of this nature, including covenants and agreements relating to (i) the obligation of the Partnership and Energy Transfer to conduct their respective businesses in the ordinary course and to refrain from taking certain specified actions without the consent of the other party, (ii) obligation of the Partnership and the General Partner, their Subsidiaries and respective representatives (A) to cease and terminate any discussions relating to any acquisition proposal and (B) not to, among other things, to directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate any inquiries or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposa, or and (ii) the efforts of the parties to cause the Mergers to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act, if applicable. Pursuant to the terms of the Merger Agreement, the Partnership and Energy Transfer have agreed to (including to cause their respective subsidiaries to) take all necessary action to resolve any objections that a governmental authority may assert under antitrust laws with respect to the Mergers, and to avoid or eliminate each and every impediment under any antitrust law that may be asserted by any governmental authority with respect to the Mergers, in each case, so as to enable the closing of the Mergers to occur as promptly as practicable and in any event no later than on February 28, 2022, including negotiating, committing to and effecting by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of Energy Transfer’s and its Subsidiaries’ assets, properties or businesses or of the Partnership’s properties or businesses, excluding any action which would require such party to offer, negotiate, commit to, effect, enter into or take any action, agreement, condition, commitment or remedy of any kind, including but not limited to any sale, divestiture or disposition of any assets, properties or businesses of Energy Transfer, the Partnership or their respective subsidiaries or affiliates that would require such party to sell, divest, lease, license, transfer, dispose of, or otherwise encumber, impair, limit or restrict Energy Transfer’s or its subsidiaries’ ownership, control, management or operation of assets or businesses (including for the avoidance of doubt, any equity or other interests) of Energy Transfer, the Partnership or any of their respective subsidiaries or affiliates (other than CNP and OGE Energy Corp., an Oklahoma corporation (“OGE”) and their respective affiliates (other than the Partnership and its subsidiaries)) meeting or exceeding the Remedy Threshold (as such term is defined in the Merger Agreement).

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Partnership, Energy Transfer or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Partnership, the General Partner, Energy Transfer, Merger Subs or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Partnership or Energy Transfer. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Partnership and Energy Transfer and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Support Agreements

Contemporaneously with the execution of the Merger Agreement, each of CNP and OGE (collectively, the “Sponsors”) entered into separate support agreements (the “Support Agreements”) with the Partnership, Energy Transfer and Merger Subs. Pursuant to the Support Agreements, the Sponsors agreed to, among other things, (a) promptly following the time when the Form S-4 has been declared effective by the SEC and the Sponsors have received from Energy Transfer a copy of the Consent Solicitation Statement/Prospectus included therein, execute and deliver a written consent covering all of the Partnership Common Units approving each of the matters for which the Partnership is soliciting consents of the holders of Partnership Common Units in accordance with the Merger Agreement pursuant to the Consent Solicitation Statement/Prospectus and (b) oppose, vote against and not to consent to any other action, agreement or proposal intended to, or which has the effect of or reasonably would be expected to have the effect of, impeding, delaying, restricting, limiting or interfering with the performance of the Sponsors’ obligations under the Support Agreements or the consummation of the Mergers.

Pursuant to the Support Agreements, neither of the Sponsors nor any of their representatives are permitted to solicit, initiate, knowingly encourage or knowingly facilitate any acquisition proposals or inquiries regarding the submission of an acquisition proposal or any inquiries regarding any transfer of limited liability company interests in the General Partner or engage or participate in any discussions or negotiations regarding, or furnish any confidential information regarding or in connection with an acquisition proposal or any transfer of limited liability company interests in the General Partner or enter into any agreement with respect to an acquisition proposal or transfer of limited liability company interests in the General Partner or resolve to approve an acquisition proposal or transfer of limited liability company interests in the General Partner.

A copy of each of the Support Agreements is filed as Exhibits 10.1 and 10.2 to this report and is incorporated herein by reference. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the Support Agreements. It is not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Support Agreements contain representations and warranties by each of the parties to the Support Agreements, which were made only for purposes of the Support Agreements and as of a specified date. The representations, warranties and covenants in the Support Agreement were made solely for the benefit of the parties to the Support Agreements; may be subject to limitations agreed upon by the contracting parties; and may be subject to standards of materiality, applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Support Agreements, which subsequent information may or may not be fully reflected in the Partnership’s or Energy Transfer’s public disclosures.

No Offer or Solicitation

This communication relates to the Mergers between the Partnership and Energy Transfer. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Mergers or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information

In connection with the Mergers, Energy Transfer will file with the SEC a registration statement on Form S-4, that will include a consent solicitation statement of the Partnership and a prospectus of Energy Transfer. The Mergers will be submitted to the Partnership’s unitholders for their consideration. The Partnership and Energy

Transfer may also file other documents with the SEC regarding the Mergers. The definitive consent solicitation statement/prospectus will be sent to the unitholders of the Partnership. This document is not a substitute for the registration statement and consent solicitation statement/prospectus that will be filed with the SEC or any other documents that the Partnership or Energy Transfer may file with the SEC or send to unitholders of the Partnership in connection with the Mergers. INVESTORS AND SECURITY HOLDERS OF THE PARTNERSHIP AND ENERGY TRANSFER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CONSENT SOLICITATION STATEMENT/PROSPECTUS REGARDING THE MERGERS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGERS AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the consent solicitation statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by the Partnership or Energy Transfer through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by the Partnership will be made available free of charge on the Partnership’s website at http://investors.enablemidstream.com/financials/sec-filings/default.aspx or by directing a request to Investor Relations, Enable Midstream Partners LP, 499 W. Sheridan Ave., Suite 1500, Oklahoma City, OK 73102, Tel. No. (405) 558-4600. Copies of documents filed with the SEC by Energy Transfer will be made available free of charge on Energy Transfer’s website at http://energytransfer.com/investor-relations or by directing a request to Investor Relations, Energy Transfer, 8111 Westchester Drive, Dallas, TX 75225 Tel. No. (214) 981-0795.

Participants in the Solicitation

The Partnership, Energy Transfer, and the directors and executive officers of their respective general partners and the Sponsors may be deemed to be participants in the solicitation of proxies in respect to the Mergers.

Information regarding the directors and executive officers of the Partnership’s general partner is contained in the Partnership’s 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020, certain of its Quarterly Reports on Form 10-Q and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing the Partnership’s website at http://www.enablemidstream.com. Information regarding the executive officers and directors of Energy Transfer’s general partner is contained in Energy Transfer’s 2019 Annual Report on Form 10-K filed with the SEC on February 21, 2020 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Energy Transfer’s website at http://www.energytransfer.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the Mergers by reading the consent solicitation statement/prospectus regarding the Mergers when it becomes available. You may obtain free copies of this document as described above.

Forward-Looking Statements and Cautionary Statements

The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that the Partnership or Energy Transfer expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Mergers, pro forma descriptions of the company and its operations following the Mergers, integration and transition plans, anticipated cost savings, tax benefits and synergies, opportunities and anticipated future performance. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Mergers, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Mergers that could reduce anticipated benefits or cause the parties to abandon the Mergers, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the possibility that unitholders of the Partnership may not approve the Mergers, the risk that the parties may not be able to satisfy the conditions to the Mergers in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Mergers, the risk that any announcements relating to the Mergers could have adverse effects on the market price of Energy Transfer’s or the Partnership’s common units, the risk that the Mergers and its announcement could have an adverse effect on the ability of the Partnership and Energy Transfer to retain and hire key personnel, on the ability of the Partnership to attract third-party customers and maintain its relationships with joint venture counterparties and on the Partnership’s operating results and businesses generally, including the ongoing COVID-19 pandemic, the risk the pending Mergers could distract management of both entities and they will incur substantial costs, the risk that problems may arise in successfully integrating the companies, which may result in the companies not operating as effectively and efficiently as expected following the Mergers, the risk that the parties may be unable to achieve the anticipated benefits or any other synergies from the Mergers or that it may take longer than expected to achieve those benefits and synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Partnership’s or Energy Transfer’s control, including those detailed in the Partnership’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at http:// http://www.enablemidstream.com and on the SEC’s website at http://www.sec.gov, and those detailed in Energy Transfer’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on Energy Transfer’s website at http://www.energytransfer.com and on the SEC’s website at http://www.sec.gov. All forward-looking statements are based on assumptions that the Partnership or Energy Transfer believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Partnership and Energy Transfer undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 16, 2021 by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners, LP, Enable GP, LLC, solely for purposes of Section 2.1(a)(i) therein, LE GP, LLC and, solely for purposes of Section 1.1(b)(i), CenterPoint Energy, Inc.*

10.1	Support Agreement, dated February 16, 2021, by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners LP, Enable GP, LLC and CenterPoint Energy, Inc.

10.2	Support Agreement, dated February 16, 2021, by and among Energy Transfer LP, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners LP, Enable GP, LLC and OGE Energy Corp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2021

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC,
its general partner
By:	/s/ J. Brent Hagy
Name:	J. Brent Hagy
Title:	Vice President, Deputy General Counsel and Secretary